United States Securities and Exchange Commission
Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2009

XEDAR CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-08356	84-0684753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Cherry Creek North Drive, Suite 995
Denver, CO 80209
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:  (303) 377-0033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On April 8, 2009, Xedar Corporation, a Colorado corporation (the “Company”), announced that its Board of Directors has approved a plan to deregister the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, and therefore, terminate its obligations to file periodic and current reports with the Securities and Exchange Commission (“SEC”).  The deregistration would be accomplished through a 101-to-1 reverse stock split of shares of the Company’s common stock, and/or the purchase, from time to time, in separate, privately negotiated, transactions of a sufficient number of small lot shares to reduce the number of shareholders of record to below 300 persons.  Under the terms of the proposed reverse stock split, All stockholders owning fewer than 101 common shares of the Company immediately before the reverse stock split will receive $1.00 in cash for each pre-split common share and will no longer be a stockholder of the Company.  All stockholders owning 101 or more common shares of the Company immediately before the reverse stock split will receive one share for each 101 common shares held and, in lieu of any fractional shares following the reverse stock split, will receive $1.00 in cash for any pre-split shares that result in the fraction.
If, after completion of the reverse stock split, the Company has fewer than 300 shareholders of record, the Company intends to terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended, by filing a Certification And Notice Of Termination Of Registration on Form 15.  If that occurs, the Company will be relieved of its requirements to file periodic reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

Implementation of the reverse stock split is subject to stockholder approval of an amendment to the Company’s Articles of Incorporation at a special meeting called for that purpose.  Approval of the reverse stock split requires the approval of the affirmative vote of at least a majority of a quorum of stockholders present in person or by proxy at the special meeting (i.e., if a quorum exists at the special meeting, the votes cast favoring the reverse stock split must exceed the votes cast opposing the reverse stock split).  The Company expects that a special meeting of the stockholders to vote on the amendment will be held at the end of May 2009, and that if this amendment is approved, the stock split and deregistration will be effective promptly thereafter.

The Company’s Board of Directors may abandon the proposed reverse stock split at any time prior to the completion of the proposed transaction if they believe that the proposed transaction is no longer in the best interests of the Company or its stockholders.  A copy of the Company’s press release announcing this transaction is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Number	Description

99.1	Press Release of the Company, dated April 8, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Xedar has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xedar Corporation

Dated: April 8, 2009	By:	/s/ Hugh Williamson III
Hugh Williamson III Chairman, President and CEO

Exhibit Index

Number	Description

99.1	Press Release of the Company, dated April 8, 2009